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                                                                    EXHIBIT 10.3


                           INFORMATION RESOURCES, INC.
                       THIRD AMENDMENT TO CREDIT AGREEMENT

          This Third Amendment to Credit Agreement (herein, the "Amendment") is entered into as of October 18, 2000, between Information Resources, Inc., the Banks party thereto, and Harris Trust and Savings Bank, as Agent for the Banks.


                             PRELIMINARY STATEMENTS

          A. The Borrower and the Banks entered into a certain Credit Agreement, dated as of October 31, 1997 (the Credit Agreement, as amended prior to the date hereof, being referred to herein as the "Credit Agreement"). All capitalized terms used herein without definition shall have the same meanings herein as such terms have in the Credit Agreement.

          B. The Borrower and the Required Banks have agreed to (i) amend the Cash Flow Coverage Ratio, (ii) add an EBITDA covenant, (iii) amend the Eurodollar Margin, (iv) amend the Commitment Fee, and (v) make certain other amendments to the Credit Agreement, under the terms and conditions set forth in this Amendment.

          NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

SECTION 1.        AMENDMENTS.

          1.1. The definition of "Eurodollar Margin" appearing in Section 1.3(b) of the Credit Agreement shall be amended and restated to read as follows:

                  "Eurodollar Margin" means, from one Pricing Date to the next, a rate per annum determined in accordance with the following schedule:

                           CASH FLOW COVERAGE RATIO            EURODOLLAR
                            FOR SUCH PRICING DATE:               MARGIN:

                  Less than 0.75 to 1.0                           2.00%

                  Equal to or greater than 0.75 to 1.0, but
                  less than 0.90 to 1.0                           1.75%

                  Equal to or greater than 0.90 to 1.0, but
                  less than or equal to 1.00 to 1.0               1.50%

                  Greater than 1.00 to 1.0                        1.25%

                  The Borrower and the Banks acknowledge and agree that from and after the effective date of the Third Amendment to Credit Agreement dated as of October 18, 2000, by and among the Borrower, the Banks, and the Agent (the "Third Amendment"), the



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                  Eurodollar Margin shall be 2.00%, and the Eurodollar
                  Margin shall not be adjusted until the Pricing Date occurring after the Agent's receipt of the Borrower's September 30, 2000, financial statements and corresponding compliance certificate.

          1.2. Section 1 of the Credit Agreement shall be amended by adding the following new Sections 1.20 and 1.21 immediately after Section 1.19:

                           Section 1.20. Collateral; Security Effective
                  Date; Actions Prior to the Security Effective Date. (a) Collateral. The payment and performance of the Obligations shall be secured by valid and enforceable Liens in favor of the Agent for the benefit of the Banks on all of the Borrower's now existing or hereafter arising or acquired accounts, general intangibles, inventory, equipment and all other goods, chattel paper, instruments, documents and certain other assets and property of the Borrower as more fully described in the Collateral Documents. The Borrower covenants and agrees that it shall comply with all the terms and conditions of each of the Collateral Documents and that it shall, at any time and from time to time as requested by the Agent or the Required Banks, execute and deliver such further instruments and do such acts and things as the Agent or the Required Banks may deem necessary or desirable to provide for or protect or perfect the Lien of the Agent in the Collateral.

                           (b) Security Effective Date. At the request of
                  the Borrower, the Banks have agreed that the provisions of the Security Agreement shall not become effective, and the Agent and the Banks agree not to perfect the liens or security interests created or provided for by the Security Agreement by filing financing statements or taking any other actions to perfect such security interests or liens, unless and until (i) an Event of Default (whether or not subsequently waived) shall have occurred and (ii) any Bank shall direct the Agent in writing to take such action prior to any such waiver (the occurrence of an Event of Default and such direction of the Agent being hereinafter referred to as the "Security Effective Date"). Upon the occurrence of the Security Effective Date, (i) the provisions of the Security Agreement shall become effective, (ii) the Banks and the Agent shall have the right to file the financing statements provided by the Borrower pursuant to Section
                  2.2 of the Third Amendment and any additional financing statements or other instruments theretofore provided pursuant to this Section 1.20, in each case, in order to perfect the security interests and liens created and provided for by the Security Agreement and to take such other actions as the Agent or any Bank shall deem necessary or appropriate to create or provide for liens or



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                  security interest in the Collateral. The Borrower agrees
                  that it will from time to time at the request of the Agent or any Bank after the Security Effective Date, execute and deliver such instruments and documents and do such other acts and things as the Agent or any Bank may reasonably request in order to create or provide for or perfect security interests or liens in the Collateral. It is understood and agreed that the Security Agreement and any financing statements executed by the Borrower and delivered to the Agent pursuant to the Third Amendment will not be filed by the Agent or any Bank prior to the Security Effective Date.

                           (c) Actions Prior to the Security Effective
                  Date. Notwithstanding that the Security Agreement and any other Collateral Documents will become effective only on the Security Effective Date, the Borrower shall provide the Agent with an updated Schedule A to the Security Agreement and any other information to correct Section 3(b) thereof to the extent the information contained in such Schedule or Section changes. In addition, if at any time any Collateral described in the Security Agreement is located or to be located outside the jurisdictions for which financing statements have been theretofore delivered, the Borrower shall provide to the Agent executed financing statements for filing in each jurisdiction where such Collateral is located or to be located. In addition to the other fees and expenses payable under this Agreement and without limiting the Borrower's obligations under the Collateral Documents, if the Security Effective Date takes place, the Borrower agrees to pay all of the costs and expenses of the Agent in connection with the recording or filing of any of the Collateral Documents and any lien searches conducted in connection therewith.

                           Section 1.21. Borrowing Base. Notwithstanding
                  anything herein to the contrary, on and after the Security Effective Date, the sum of the aggregate principal amount of all Loans (whether Committed Loans, Swing Loans or Bid Loans) and L/C Obligations at any time outstanding shall not exceed the lesser of (i) the Revolving Credit Commitments in effect at such time and
                  (ii) the Borrowing Base as then determined and computed. The Borrower covenants and agrees that if at any time on or after the Security Effective Date the sum of the aggregate principal amount of all Loans (whether Committed Loans, Swing Loans or Bid Loans) and L/C Obligations then outstanding shall be in excess of the Borrowing Base as then determined and computed, the Borrower shall immediately and without notice or demand pay over the amount of the excess to the Agent for the account of the Banks as and for a mandatory prepayment on such Obligations, with each


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                  such prepayment first to be applied to the Swing Line
                  Note until payment in full thereof, and then to the Committed Loan Notes until payment in full thereof, and then to the Bid Loan Notes until payment in full thereof with any remaining balance to be held by the Agent as collateral security for the L/C Obligations.

          1.3. The last sentence of Section 2.1(a) of the Credit Agreement shall be amended and restated to read as follows:

                  For purposes hereof, the term "Applicable Commitment Fee" means, from one Pricing Date to the next, a rate per annum determined in accordance with the following:

                           CASH FLOW COVERAGE RATIO            APPLICABLE
                            FOR SUCH PRICING DATE:           COMMITMENT FEE:

                  Less than 0.75 to 1.0                           0.50%

                  Equal to or greater than 0.75 to 1.0, but
                  less than 0.90 to 1.0                           0.35%

                  Equal to or greater than 0.90 to 1.0, but
                  less than or equal to 1.00 to 1.0               0.25%

                  Greater than 1.00 to 1.0                        0.20%

                  The Borrower and the Banks acknowledge and agree that from and after the effective date of the Third Amendment, the Applicable Commitment Fee shall be .50%, and the Applicable Commitment Fee shall not be adjusted until the Pricing Date occurring after the Agent's receipt of the Borrower's September 30, 2000, financial statements and corresponding compliance certificate.

          1.4. The definition of the term "Loan Documents" appearing in Section
4.1 of the Credit Agreement shall be amended and restated to read as follows:

                  "Loan Documents" means this Agreement, the Notes, the Applications, and the Collateral Documents.

          1.5. Section 4.1 of the Credit Agreement shall be amended by inserting the following new definitions in the appropriate alphabetical order:

                  "Borrowing Base" means, as of any time it is to be determined, 85% of the then outstanding unpaid amount of Eligible Accounts; provided that the Borrowing Base shall be computed only as against and on so much of the Collateral as is included on the certificates to be furnished from time to time by the Borrower pursuant to
                  Section 7.5(e) hereof and, if required by the Agent or


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                  the Required Banks pursuant to any of the terms hereof or
                  any Collateral Document, as verified by such other evidence required to be furnished to the Agent or the Banks pursuant hereto or pursuant to any such Collateral Document.

                  "Collateral" means all properties, rights, interests and privileges from time to time subject to the Liens granted to the Agent for the benefit of the Banks by the Collateral Documents.

                  "Collateral Documents" means the Security Agreement and all other mortgages, deeds of trust, security agreements, assignments, financing statements and other documents as shall from time to time secure the Obligations.

                  "EBITDA" means, with reference to any period, Consolidated Net Income for such period plus all amounts deducted in arriving at such Consolidated Net Income amount (but without duplication) in respect of (i) Consolidated Interest Expense for such period, plus (ii) federal, state and local income taxes for such period, plus (iii) all amounts properly charged for depreciation of fixed assets and amortization of intangible assets during such period on the books of the Borrower and its Consolidated Subsidiaries, plus (iv) all amounts properly charged for amortization of the InfoScan Costs and Software Costs during such period on the books of the Borrower and its Subsidiaries.

                  "Eligible Account" means each account receivable of the Borrower that:

                           (a) arises out of the sale by the Borrower of
                  finished goods inventory delivered to and accepted by, or out of the rendition of services fully performed by the Borrower and accepted by, the account debtor on such account receivable, and such account receivable otherwise represents a final sale;

                           (b) the account debtor on such account
                  receivable is located within the United States of America or, if such right has arisen out of the sale of such goods shipped to an account debtor located in any other country, such right is secured by a valid and irrevocable letter of credit pursuant to which any of the Borrower or its transferee may draw on a lender reasonably acceptable to the Agent for the full amount thereof;

                           (c) is the valid, binding and legally
                  enforceable obligation of the account debtor obligated thereon and such account debtor is not (i) a Subsidiary or an Affiliate of the


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                  Borrower, (ii) a shareholder, director, officer or
                  employee of the Borrower or any Subsidiary, (iii) the United States of America, or any state or political subdivision thereof, or any department, agency or instrumentality of any of the foregoing unless the Borrower has complied with the Assignment of Claims Act or any similar state or local statute, as the case may be, to the satisfaction of the Agent, (iv) a debtor under any proceeding under the United States Bankruptcy Code, as amended, or any other comparable bankruptcy or insolvency law, or (v) an assignor for the benefit of creditors;

                           (d) is not evidenced by an instrument or chattel
                  paper unless the same has been endorsed and delivered to the Agent;

                           (e) is an asset of the Borrower to which it has
                  good and marketable title, is freely assignable, is subject to a perfected, first priority Lien in favor of the Agent for the benefit of the Banks, and is free and clear of any other Lien other than Liens permitted by
                  Section 7.11(a) and (b) hereof;

                           (f) is net of any credit or allowance given by
                  the Borrower to such account debtor;

                           (g) is not owing from an account debtor who is
                  also creditor or supplier of the Borrower, is not subject to any offset, counterclaim or other defense with respect thereto and, with respect to said account receivable or the contract or purchase order out of which the same arose, no surety bond was required or given in connection therewith;

                           (h) is not unpaid more than 60 days after the
                  original invoice date (which must be not more than 5 days subsequent to the shipment date or the date services were fully performed by the Borrower);

                           (i) is not owed by an account debtor who is
                  obligated on accounts receivable owed to the Borrower more than 5% of the aggregate unpaid balance of which have been past due for longer than the relevant period specified in subsection (h) above unless the Agent has approved the continued eligibility thereof;

                           (j) would not cause the total accounts
                  receivable owing from any one account debtor and its Affiliates to exceed 5% of all Eligible Accounts; and



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                           (k) does not arise from a sale to an account
                  debtor on a bill-and-hold, guaranteed sale, sale-or-return, sale-on-approval, consignment or any other repurchase or return basis.

                  "Security Agreement" means the Security Agreement dated as of October 18, 2000, from the Borrower to the Agent, as the same may from time to time be modified, amended or restated.

          1.6. Section 7.5 of the Credit Agreement shall be amended by deleting the period appearing at the end of subsection (d) thereof and substituting therefor a semicolon followed by the word "and" and then adding the following new subsection (e) to read as follows:

                           (e) as soon as available, and in any event
                  within 10 days after the last day of each calendar month (commencing with the first such date occurring after the Security Effective Date), a Borrowing Base certificate in the form attached hereto as Schedule 7.5(e) showing the computation of the Borrowing Base in reasonable detail as of the close of business on the last day of such month, prepared by the Borrower and certified to by its chief financial officer.

          1.7. Section 7.8 of the Credit Agreement shall be amended and restated to read as follows:

                           Section 7.8. Cash Flow Coverage Ratio. The
                  Borrower shall, as of the last day of each quarter-annual accounting period of the Borrower ending during the periods specified below, maintain the ratio of Consolidated Cash Flow for the four fiscal quarters of the Borrower then ended to Consolidated Fixed Charges for the same four fiscal quarters then ended (the "Cash Flow Coverage Ratio") of not less than:

                                                               CASH FLOW
                    FROM AND            TO AND               COVERAGE RATIO
                    INCLUDING          INCLUDING         SHALL NOT BE LESS THAN:

                     6/30/00            12/30/00               .70 to 1.0

                    12/31/00             9/29/01               .90 to 1.0

                     9/30/01  and at all times thereafter      1.0 to 1.0

          1.8. Section 7.9 of the Credit Agreement shall be amended and restated to read as follows:

                           Section 7.9. Restricted Payments. The Borrower
                  shall not directly or indirectly purchase, redeem or otherwise acquire or


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                  retire any of its common stock, except that the Borrower
                  may repurchase, from and after the effective date of the Third Amendment through the Termination Date, portions of its common stock so long as (a) at the time of, and after giving effect to, any such repurchase, no Event of Default exists, (b) such repurchases are made only in connection with the Borrower's existing employee stock purchase program, and (c) the total expenditure by the Borrower from the date of the Third Amendment through the Termination Date for all of such repurchases, net of amounts received by the Borrower in respect of sales by the Borrower of its common stock under its existing employee stock purchase program, shall not exceed $2,000,000 in the aggregate.

          1.9. Section 7.11(d) of the Credit Agreement shall be amended and restated to read as follows:

                           (d) Liens in favor of the Agent pursuant to the
                  Collateral Documents and liens, mortgages and security interests existing as of December 22, 1992 and disclosed in the financial statements referred to in Section 5.4 hereof; and

          1.10. Section 7.17 of the Credit Agreement shall be amended and restated to read as follows:

                           Section 7.17. Use of Proceeds. The Borrower
                  shall use the proceeds of all credit extended under this Agreement for its general corporate purposes which may include the repurchases of its common stock to the extent permitted by Section 7.9 hereof.

          1.11. Section 7 of the Credit Agreement shall be amended by adding the following new Section 7.18 immediately after Section 7.17:

                           Section 7.18. EBITDA. The Borrower shall, as of
                  the last day of each quarter-annual accounting period of the Borrower ending during the periods specified below, maintain its EBITDA for the four fiscal quarters of the Borrower then ended at not less than:

                    FROM AND              TO AND               EBITDA SHALL
                    INCLUDING            INCLUDING           NOT BE LESS THAN:

                     6/30/00              12/30/00              $110,000,000

                    12/31/00               6/29/01              $135,000,000

                     6/30/01              12/30/01              $145,000,000

                    12/31/01    and at all times thereafter     $165,000,000



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          1.12. Section 8.1(b) of the Credit Agreement shall be amended and restated to read as follows:

                           (b) default in the observance or performance of
                  any covenant set forth in Sections 7.5(e), 7.6, 7.7, 7.8, 7.9, 7.10, 7.13, 7.14, 7.17 or 7.18 hereof; or

          1.13. The Credit Agreement shall be further amended by adding a new
Schedule 7.5(e) thereto which shall read as set forth on Annex A to this Amendment.

SECTION 2.        CONDITIONS PRECEDENT.

          The effectiveness of this Amendment is subject to the satisfaction of all of the following conditions precedent:

          2.1. The Borrower and the Required Banks shall have executed and delivered this Amendment.

          2.2. The Borrower shall have executed and delivered to the Agent the Security Agreement and any UCC financing statements required by the Agent in connection therewith.

          2.3. The Agent shall have received copies (executed or certified, as may be appropriate) of all legal documents or proceedings taken in connection with the execution and delivery of this Amendment to the extent the Agent or its counsel may reasonably request.

          2.4. Legal matters incident to the execution and delivery of this Amendment and the Security Agreement shall be satisfactory to the Agent and its counsel; and the Agent shall have received the favorable written opinion of counsel for the Borrower in form and substance satisfactory to the Agent and its counsel.

          2.5. The Agent shall have received, for the benefit of each Bank executing this Amendment on or before October 18, 2000, an amendment fee equal to 0.25% of the Commitment of such Bank.

SECTION 3.        REPRESENTATIONS.

          In order to induce the Banks to execute and deliver this Amendment, the Borrower hereby represents to the Banks that as of the date hereof, the representations and warranties set forth in Section 5 of the Credit Agreement are and shall be and remain true and correct (except that the representations contained in Section 5.4 shall be deemed to refer to the most recent financial statements of the Borrower delivered to the Banks) and the Borrower is in compliance with the terms and conditions of the Credit Agreement and no Default or Event of Default has occurred and is continuing under the Credit Agreement or shall result after giving effect to this Amendment.


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SECTION 4.        MISCELLANEOUS.

          4.1. Except as specifically amended herein, the Credit Agreement shall continue in full force and effect in accordance with its original terms. Reference to this specific Amendment need not be made in the Credit Agreement, the Notes, or any other instrument or document executed in connection therewith, or in any certificate, letter or communication issued or made pursuant to or with respect to the Credit Agreement, any reference in any of such items to the Credit Agreement being sufficient to refer to the Credit Agreement as amended hereby.

          4.2. The Borrower agrees to pay on demand all costs and expenses of or incurred by the Agent in connection with the negotiation, preparation, execution and delivery of this Amendment and the replacement Notes, including the fees and expenses of counsel for the Agent.

          4.3. This Amendment may be executed in any number of counterparts, and by the different parties on different counterpart signature pages, all of which taken together shall constitute one and the same agreement. Any of the parties hereto may execute this Amendment by signing any such counterpart and each of such counterparts shall for all purposes be deemed to be an original. This Amendment shall be governed by the internal laws of the State of Illinois.



                           [SIGNATURE PAGES TO FOLLOW]








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          This Third Amendment, to Credit Agreement is dated as of the date first above written.

                                        INFORMATION RESOURCES, INC.



                                        By
                                          Name _________________________________
                                          Title ________________________________

          Accepted and agreed to as of the date and year first above written.

                                        HARRIS TRUST AND SAVINGS BANK, in its
                                          individual capacity as a Bank and as
                                          Agent



                                        By
                                          Name _________________________________
                                          Title ________________________________



                                        LASALLE BANK NATIONAL ASSOCIATION



                                        By
                                          Name _________________________________
                                          Title ________________________________



                                        THE BANK OF NEW YORK



                                        By
                                          Name _________________________________
                                          Title ________________________________





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                 ANNEX A TO THIRD AMENDMENT TO CREDIT AGREEMENT


                                 SCHEDULE 7.5(E)


                           BORROWING BASE CERTIFICATE



To:  Harris Trust and Savings Bank, as
     Agent under, and the Banks party to,
     the Credit Agreement described below.

     Pursuant to the terms of the Credit Agreement dated as of October 31, 1997 among us as amended from time to time (the "Credit Agreement"), we submit this Borrowing Base Certificate to you and certify that the information set forth below and on any attachments to this Certificate is true, correct and complete as of the date of this Certificate.

A.   ACCOUNTS IN BORROWING BASE

     1.   Gross Accounts                                             ___________

          Less

          (a)  Ineligible sales (i.e. not within the
               U.S. or not supported by an eligible
               letter of credit)                         ___________

          (b)  Owed by an account debtor who is a
               Subsidiary or an Affiliate                ___________

          (c)  Owed by an account debtor who is in an
               insolvency or reorganization proceeding   ___________

          (d)  Credits/allowances/retainage              ___________

          (e)  Unpaid more than 60 days                  ___________

          (f)  Ineligible because of 5% concentration
               factor                                    ___________

          (g)  Otherwise ineligible                      ___________

     2.   Total Deductions (sum of lines A1a - A1g)                  ___________

     3.   Eligible Accounts (line A1 minus line A2)                  ___________

     4.   Accounts in Borrowing Base
          (line A3 x .85)                                            ___________

B.   REVOLVING CREDIT ADVANCES

     1.   Committed Loans                                ___________

     2.   Swing Loans                                    ___________

     3.   Bid Loans                                      ___________

     4.   L/C Obligations                                ___________

     5.   Total Revolving Credit Advances (sum of
          lines B1 - B4)                                             ___________


C.   UNUSED AVAILABILITY

          (line A4 minus line B5)                                    ___________


     Dated as of this ___________ day of __________________, 20____.


                                        INFORMATION RESOURCES, INC.



                                        By
                                          Name _________________________________
                                          Title ________________________________





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


                           INFORMATION RESOURCES, INC.
                               SECURITY AGREEMENT

          This Security Agreement (the "Agreement") dated as of October 13, 2000, by and between Information Resources, Inc. a Delaware corporation with its principal place of business and mailing address at 150 North Clinton Street, Chicago, Illinois 60606 (the "Company"), and Harris Trust and Savings Bank, an Illinois banking corporation ("Harris Bank") with its mailing address 111 West Monroe Street, Chicago, Illinois 60603 acting as agent hereunder for the Lenders hereinafter identified and defined (said Harris Bank acting as such agent and any successor or successors to said Harris Bank acting in such capacity being hereinafter referred to as the "Agent");


                                WITNESSETH THAT:

          WHEREAS, the Company, Harris Bank individually and as agent, certain other financial institutions have entered into a Credit Agreement dated as October 31, 1997, as amended and currently in effect (such Credit Agreement, as so amended, as the same may be further amended, modified or restated from time to time being hereinafter referred to as the "Credit Agreement"), pursuant to which such lenders (those lenders which are now or which from time to time hereafter become party to the Credit Agreement being hereinafter referred to collectively as the "Lenders" and individually as a "Lender") have agreed, subject to certain terms and conditions, to extend a revolving credit facility to the Company;

          WHEREAS, the Company may from time to time enter into one or more interest rate exchange, cap, collar, floor or other agreements with one or more of the Lenders party to the Credit Agreement or their affiliates for the purpose of hedging or otherwise protecting the Company against changes in interest rates on the Notes (the liability of the Company in respect of such agreements with such Lenders or their affiliates being hereinafter referred to as the "Hedging Liability"); and

          WHEREAS, as a condition precedent to maintaining the credit facilities to the Company under the Credit Agreement, the Lenders have required, among other things, that the Company grant to the Agent a lien on and security interest in certain personal properties of the Company as collateral security for such credit facilities and related obligations pursuant to this Agreement and various other instruments and documents (this Agreement and such other instruments and documents being hereinafter referred to as the "Collateral Documents");

          NOW, THEREFORE, for and in consideration of the execution and delivery by the Lenders of the Third Amendment to Credit Agreement dated as of even date herewith, and other good and valuable consideration, receipt whereof is hereby acknowledged, the parties hereto hereby agree as follows:

          Section 1. Grant of Security Interest in the Collateral; Obligations Secured.

          (a) The Company hereby grants to the Agent for the benefit of the Lenders (and, in the case of Hedging Liability, their affiliates) a security interest in and right of set-off against, and acknowledges and agrees that the Agent has and shall continue to have for the benefit of the Lenders (and, in the case of Hedging Liability, their affiliates) a continuing security interest in and right of set-off against, any and all right, title and interest of the Company, whether now owned or existing or hereafter created, acquired or arising, in and to the following:

               (i) Receivables. Receivables, whether now owned or existing or hereafter created, acquired or arising, and however evidenced or acquired, or in which the Company now has or hereafter acquires any rights (the term "Receivables" means and includes all accounts, accounts receivable, contract rights, instruments, notes, drafts, acceptances, documents, chattel paper, any right of the Company to payment for goods sold or leased or for services rendered, whether arising out of the sale of Inventory (as hereinafter defined) or otherwise and whether or not earned by performance, and all other forms of obligations owing to the Company, and all of the Company's rights to any merchandise or other goods (including without limitation any returned or repossessed goods and the right of stoppage in transit) which is represented by, arises from or is related to any of the foregoing);

               (ii) General Intangibles. All general intangibles, whether now owned or existing or hereafter created, acquired or arising, or in which the Company now has or hereafter acquires any rights, including, without limitation, all patents, patent applications, patent licenses, trademarks, trademark registrations, trademark licenses, trade styles, trade names, copyrights, copyright registrations, copyright licenses and other licenses and similar intangibles, all customer, client and supplier lists (in whatever form maintained), all rights in leases and other agreements relating to real or personal property, all causes of action and tax refunds of every kind and nature, all privileges, franchises, immunities, licenses, permits and similar intangibles, all rights to receive payments in connection with the termination of any pension plan or employee stock ownership plan or trust established for the benefit of employees of the Company and all other personal property (including things in action) not otherwise covered by this Agreement;

               (iii) Inventory. Inventory, whether now owned or existing or hereafter created, acquired or arising, or in which the Company now has or hereafter acquires any rights and all documents of title at any time evidencing or representing any part thereof (the term "Inventory" means and includes all goods which are held for sale or lease or are to be furnished under contracts of service or consumed in the Company's business, all goods which are raw materials, work-in-process, finished goods, materials or supplies of every kind and nature, in each case used or usable in connection with the acquisition, manufacture, processing, supply, servicing, storing, packing, shipping, advertising, selling, leasing or furnishing of such goods, and any constituents or ingredients thereof, and all goods which are returned or repossessed goods);

               (iv) Equipment. Equipment, whether now owned or existing or hereafter created, acquired or arising, or in which the Company now has or hereafter acquires any rights (the term "Equipment" means and includes all equipment, machinery, tools, trade fixtures, furniture, furnishings, office equipment, vehicles (including vehicles subject to a certificate of title law) and all other goods now or hereafter used or usable in connection with the Company's business, together with all parts, accessories and attachments relating to any of the foregoing);

               (v) Investment Property. All Investment Property, whether now owned or existing or hereafter created, acquired, or arising, or in which the Company now has or hereafter acquires any rights (the term "Investment Property" means and includes all investment property and any other securities (whether certificated or uncertificated), security entitlements, securities accounts, commodity contracts, and commodity accounts, including all substitutions and additions thereto, all dividends, distributions, and sums distributable or payable from, upon, or in respect of such property, and all rights and privileges incident to such property);

               (vi) Deposits and Property in Possession. All deposit accounts (whether general, specific or otherwise) maintained with the Agent or any of the Lenders and all sums now or hereafter on deposit therein or payable thereon, and any and all other property or interests in property which now is or may from time to time hereafter come into the possession, custody or control of the Agent or any of the Lenders, or any agent of any of them, in any way and for any purpose (whether for safekeeping, custody, pledge, transmission, collection or otherwise);

               (vii) Records. Supporting evidence and documents relating to any of the above-described property, including, without limitation, computer programs, disks, tapes, and related electronic data processing media, and all rights of the Company to retrieve the same from third parties, written applications, credit information, account cards, payment records, correspondence, delivery and installation certificates, invoice copies, delivery receipts, notes and other evidences of indebtedness, insurance certificates and the like, together with all books of account, ledgers and cabinets in which the same are reflected or maintained, all whether now existing or hereafter arising;

               (viii) Accessions and Additions. All accessions and additions to and substitutions and replacements of any and all of the foregoing, whether now existing or hereafter arising; and

               (ix) Proceeds and Products. All proceeds and products of the foregoing and all insurance of the foregoing and proceeds thereof, whether now existing or hereafter arising;

all of the foregoing being herein sometimes referred to as the "Collateral".

          (b) This Agreement is made and given to secure, and shall secure, the payment and performance of (i) any and all indebtedness, obligations and liabilities of the Company under or in connection with or evidenced by (w) the Credit Agreement or (x) the Notes of the Company heretofore or hereafter issued under the Credit Agreement and the obligations of the Company to reimburse the Agent for the amount of all drawings on all Letters of Credit issued for the account of the Company pursuant to the Credit Agreement, and all other obligations of the Company under any and all Applications for such Letters of Credit or (y) any of the Collateral Documents or (z) agreements with any one or more of the Lenders or their affiliates with respect to Hedging Liability, in each case whether now existing or hereafter arising (and whether arising before or after the filing of a petition in bankruptcy), due or to become due, direct or indirect, absolute or contingent, and howsoever evidenced, held or acquired and (ii) any and all expenses and charges, legal or otherwise, suffered or incurred by the Agent and the Lenders in collecting or enforcing any of such indebtedness, obligations and liabilities or in realizing on or protecting or preserving any security therefor, including, without limitation, the lien and security interest granted hereby (all of the indebtedness, obligations, liabilities, expenses and charges described in clauses (i) and (ii) above being hereinafter referred to as the "Obligations").

          Section 2. Terms Defined in Credit Agreement. All capitalized terms used herein without definition shall have the same meanings herein as such terms have in the Credit Agreement.

          Section 3. Covenants, Agreements, Representations and Warranties. The Company hereby covenants and agrees with, and represents and warrants to, the Agent and the Lenders that:

               (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State Delaware is the sole and lawful owner of the Collateral and has full right, power and authority to enter into this Agreement and to perform each and all of the matters and things herein provided for; and the execution and delivery of this Agreement, and the observance and performance of any of the matters and things herein set forth, will not contravene or constitute a default under any provision of law or any judgment, injunction, order or decree binding upon the Company or any provision of the Company's charter, articles of incorporation or by-laws or of any covenant, indenture or agreement of or affecting the Company or any of its properties, or result in the creation or imposition of any lien or encumbrance on any property of the Company. The Company's Federal tax identification number is 36-2947987.

               (b) The Collateral is and will remain in the Company's possession or control at the locations listed under Item 1 on Schedule A attached hereto (collectively, the "Permitted Collateral Locations"), except for Collateral which in the ordinary course of the Company's business is in transit between the Permitted Collateral Locations. If for any reason Collateral is at any time kept or located at locations other than the Permitted Collateral Locations, the Agent shall nevertheless have and retain a security interest therein. The Company owns and will at all times own all Permitted Collateral Locations, except to the extent otherwise indicated on Schedule A. The Company's chief executive office and principal place of business is at, and the Company keeps and shall keep all of its books and records relating to Receivables only at, 150 North Clinton Street, Chicago, Illinois 60606 and the Company has no other executive offices or places of business other than those listed under Item 2 on Schedule A. The Company will not maintain an executive office or place of business at a location other than those specified pursuant to the immediately preceding sentence without first providing the Agent 30 days' prior written notice of the Company's intent to do so; provided, however, that the Company will at all times maintain its chief executive office in the contiguous continental United States of America.

               (c) The Collateral and every part thereof is and will be free and clear of all security interests, liens (including, without limitation, mechanics', laborers' and statutory liens), attachments, levies and encumbrances of every kind, nature and description and whether voluntary or involuntary, except for the security interest of the Agent therein and as otherwise permitted by Section 7.11 of the Credit Agreement. The Company will warrant and defend the Collateral against any claims and demands of all persons or entities at any time claiming the same or any interest in the Collateral adverse to the Agent or any Lender.

               (d) The Company will promptly pay when due all taxes, assessments and governmental charges and levies upon or against the Company or the Collateral, in each case before the same become delinquent and before penalties accrue thereon, unless and to the extent that the same are being contested in good faith by appropriate proceedings which prevent foreclosure on or other realization upon any Collateral and preclude interference with the operation of the Company's business in the ordinary course and the Company shall have established adequate reserves therefor.

               (e) The Company will not waste or destroy the Collateral or any part thereof and will not be negligent in the care or use of any Collateral. The Company will not use, manufacture, sell or distribute any Collateral in violation of any statute, ordinance or other governmental requirement. The Company will perform in all material respects its obligations under any contract or other agreement constituting part of the Collateral, it being understood and agreed that the Agent and the Lenders have no responsibility to perform such obligations.

               (f) Subject to Sections 4(b), 5(a), 6(b) and 6(c) hereof, the Company will not, without the Agent's prior written consent, sell, assign, mortgage, lease or otherwise dispose of the Collateral or any interest therein.

               (g) The Company will insure the Collateral which is insurable against such risks and hazards as other companies similarly situated insure against, and including in any event loss or damage by fire, theft, burglary, pilferage, loss in transit and such other hazards as the Agent may reasonably specify, in amounts and under policies containing loss payable clauses to the Agent as its interest may appear (and, if the Agent requests, naming the Agent and the Lenders as additional insureds therein) by insurers reasonably acceptable to the Agent. All premiums on such insurance shall be paid by the Company and the policies of such insurance (or certificates therefor) delivered to the Agent. All insurance required hereby shall provide that any loss shall be payable notwithstanding any act or negligence of the Company, shall provide that no cancellation thereof shall be effective until at least thirty (30) days after receipt by the Company and the Agent of written notice thereof, and shall be satisfactory to the Agent in all other respects. In case of any material loss, damage to or destruction of the Collateral or any part thereof, the Company shall promptly give written notice thereof to the Agent and the Lenders generally describing the nature and extent of such damage or destruction. In case of any loss, damage to or destruction of the Collateral or any part thereof, the Company, whether or not the insurance proceeds, if any, received on account of such damage or destruction shall be sufficient for that purpose, at the Company's cost and expense, will promptly repair or replace the Collateral so lost, damaged or destroyed, except to the extent (i) such Collateral, prior to its loss, damage or destruction, had become uneconomical, obsolete or worn out or (ii) such Collateral is not necessary for or of importance to the proper conduct of the Company's business in the ordinary course and such Collateral and all other Collateral lost, damaged or destroyed during the immediately preceding 12 calendar months had an aggregate fair market value, prior to its loss, damage or destruction, of less than $1,000,000. In the event the Company shall receive any proceeds of such insurance, the Company will immediately pay over such proceeds to the Agent. The Company hereby authorizes the Agent, at the Agent's option, to adjust, compromise and settle any losses under any insurance afforded at any time after the occurrence and during the continuation of any Default or Event of Default, and the Company does hereby irrevocably constitute the Agent, its officers, agents and attorneys, as the Company's attorneys-in-fact, with full power and authority to effect such adjustment, compromise and/or settlement and to endorse any drafts drawn by an insurer of the Collateral or any part thereof and to do everything necessary to carry out such purposes and to receive and receipt for any unearned premiums due under policies of such insurance. Unless the Agent elects to adjust, compromise or settle losses as aforesaid, any adjustment, compromise and/or settlement of any losses under any insurance shall be made by the Company subject to final approval of the Agent in the case of losses exceeding $1,000,000. Net insurance proceeds received by the Agent under the provisions hereof or under any policy or policies of insurance covering the Collateral or any part thereof shall be applied to the reduction of the Obligations (whether or not then due); provided, however, that the Agent agrees to release such insurance proceeds to the Company for replacement or restoration of the portion of the Collateral lost, damaged or destroyed required by this Agreement to be so replaced or restored if, but only if, (i) at the time of release no Default or Event of Default exists hereunder, (ii) written application for such release is received from the Company within 30 days of receipt of such proceeds and (iii) the Agent has received evidence reasonably satisfactory to it that the Collateral lost, damaged or destroyed has been or will be replaced or restored to its condition immediately prior to the loss, destruction or other event giving rise to the payment of such insurance proceeds. All insurance proceeds shall be subject to the lien and security interest of the Agent hereunder.

               UNLESS THE COMPANY PROVIDES THE AGENT WITH EVIDENCE OF THE INSURANCE COVERAGE REQUIRED BY THIS AGREEMENT, THE AGENT MAY PURCHASE INSURANCE AT THE COMPANY'S EXPENSE TO PROTECT THE AGENT'S INTERESTS IN THE COLLATERAL. THIS INSURANCE MAY, BUT NEED NOT, PROTECT THE COMPANY'S INTERESTS IN THE COLLATERAL. THE COVERAGE PURCHASED BY THE AGENT MAY NOT PAY ANY CLAIMS THAT THE COMPANY MAKES OR ANY CLAIM THAT IS MADE AGAINST THE COMPANY IN CONNECTION WITH THE COLLATERAL. THE COMPANY MAY LATER CANCEL ANY SUCH INSURANCE PURCHASED BY THE AGENT, BUT ONLY AFTER PROVIDING THE AGENT WITH EVIDENCE THAT THE COMPANY HAS OBTAINED INSURANCE AS REQUIRED BY THIS AGREEMENT. IF THE AGENT PURCHASES INSURANCE

          FOR THE COLLATERAL, THE COMPANY WILL BE RESPONSIBLE FOR THE COSTS OF THAT INSURANCE, INCLUDING INTEREST AND ANY OTHER CHARGES THAT THE AGENT MAY IMPOSE IN CONNECTION WITH THE PLACEMENT OF THE INSURANCE, UNTIL THE EFFECTIVE DATE OF THE CANCELLATION OR EXPIRATION OF THE INSURANCE. THE COSTS OF THE INSURANCE MAY BE ADDED TO THE OBLIGATIONS SECURED HEREBY. THE COSTS OF THE INSURANCE MAY BE MORE THAN THE COST OF INSURANCE THE COMPANY MAY BE ABLE TO OBTAIN ON ITS OWN.

               (h) The Company will at all times allow the Agent, any Lender and their respective representatives free access to and right of inspection of the Collateral, provided that prior to the occurrence of any Default or Event of Default hereunder any such access or inspection shall only be required during the Company's normal business hours.

               (i) If any Collateral is in the possession or control of any of the Company's agents or processors and the Agent so requests, the Company agrees to notify such agents or processors in writing of the Agent's security interest therein and instruct them to hold all such Collateral for the Agent's account and subject to the Agent's instructions. The Company will, upon request of the Agent, authorize and instruct all bailees and any other parties, if any, at any time processing, labeling, packaging, holding, storing, shipping or transferring all or any part of the Collateral to permit the Agent, any Lender and their respective representatives to examine and inspect any of the Collateral then in such party's possession and to verify from such party's own books and records any information concerning the Collateral or any part thereof which the Agent, any Lender or their respective representatives may seek to verify. As to any premises not owned by the Company wherein any of the Collateral is located, if any, the Company shall, unless the Agent requests otherwise, cause each party having any right, title or interest in, or lien on, any of such premises to enter into an agreement (any such agreement to contain a legal description of such premises) whereby such party disclaims any right, title and interest in, and lien on, the Collateral, allowing the removal of such Collateral by the Agent or by the Lenders and otherwise in form and substance acceptable to the Agent; provided, however, that no such agreement need be obtained with respect to any one location wherein the value of the Collateral as to which such agreement has not been obtained aggregates less than $1,000,000 and the value of all Collateral as to which such agreements have not been obtained aggregates less than $2,000,000.

               (j) The Company agrees from time to time to deliver to the Agent and any Lender such evidence of the existence, identity and location of the Collateral and of its availability as collateral security pursuant hereto (including, without limitation, schedules describing all Receivables created or acquired by the Company, copies of customer invoices or the equivalent and original shipping or delivery receipts for all merchandise and other goods sold or leased or services rendered, together with the Company's warranty of the genuineness thereof, and reports stating the book value of Inventory and Equipment by major category and location), in each case as the Agent or such Lender may reasonably request. The Agent shall have the right to verify all or any part of the Collateral in any manner, and through any medium, which the Agent or the Lenders consider appropriate, and the Company agrees to furnish all assistance and information, and perform any acts, which the Agent may reasonably require in connection therewith. The Company will promptly notify the Agent and each Lender of any Collateral which the Company has determined to have been rendered obsolete stating the prior book value of such Collateral, its type and location.

               (k) The Company will comply in all material respects with the terms and conditions of any and all leases, easements, right-of-way agreements and other agreements binding upon the Company or affecting the Collateral, in each case which cover the premises wherein the Collateral is located, and any orders, ordinances, laws or statutes of any city, state or other governmental entity, department or agency having jurisdiction with respect to such premises or the conduct of business thereon.

               (l) The Company has not invoiced Receivables or otherwise transacted business, and does not invoice Receivables or otherwise transact business, under any trade names other than the Company's name set forth in the introductory paragraph of this Agreement. The Company will not change its name or transact business under any other trade name, in each case without first giving the Agent 30 days' prior written notice of its intent to do so.

               (m) The Company agrees to execute and deliver to the Agent such further agreements and assignments or other instruments and documents and to do all such other things as the Agent may reasonably deem necessary or appropriate to assure the Agent its security interest hereunder, including such financing statement or statements or amendments thereof or supplements thereto or other instruments and documents as the Agent may from time to time reasonably require in order to comply with the Uniform Commercial Code as enacted in the State of Illinois and any successor statute(s) thereto (the "Code"). The Company hereby agrees that a carbon, photographic or other reproduction of this Agreement or any such financing statement is sufficient for filing as a financing statement by the Agent without notice thereof to the Company wherever the Agent in its sole discretion desires to file the same. In the event for any reason the law of any jurisdiction other than Illinois becomes or is applicable to the Collateral or any part thereof, or to any of the Obligations, the Company agrees to execute and deliver all such instruments and documents and to do all such other things as the Agent in its sole discretion deems necessary or appropriate to preserve, protect and enforce the security interest of the Agent under the law of such other jurisdiction. The Company agrees to mark its books and records to reflect the security interest of the Agent in the Collateral.

               (n) On failure of the Company to perform any of the covenants and agreements herein contained, the Agent may at its option perform the same and in so doing may expend such sums as the Agent may reasonably deem advisable in the performance thereof, including, without limitation, the payment of any insurance premiums, the payment of any taxes, liens and encumbrances, expenditures made in defending against any adverse claims, and all other expenditures which the Agent may be compelled to make by operation of law or which the Agent may make by agreement or otherwise for the protection of the security hereof. All such sums and amounts so expended shall be repayable by the Company immediately without notice or demand, shall constitute additional Obligations secured hereunder and shall bear interest from the date said amounts are expended at the rate per annum (computed on the basis of a 360-day year for the actual number of days elapsed) determined by adding 2% to the Domestic Rate as from time to time in effect with any change in such rate per annum as so determined by reason of a change in such Domestic Rate to be effective on the date of such change in said Domestic Rate (such rate per annum as so determined being hereinafter referred to as the "Default Rate"). No such performance of any covenant or agreement by the Agent on behalf of the Company, and no such advancement or expenditure therefor, shall relieve the Company of any default under the terms of this Agreement or in any way obligate the Agent or any Lender to take any further or future action with respect thereto. The Agent in making any payment hereby authorized may do so according to any bill, statement or estimate procured from the appropriate public office or holder of the claim to be discharged without inquiry into the accuracy of such bill, statement or estimate or into the validity of any tax assessment, sale, forfeiture, tax lien or title or claim. The Agent in performing any act hereunder shall be the sole judge of whether the Company is required to perform the same under the terms of this Agreement. The Agent is hereby authorized to charge any depository or other account of the Company maintained with the Agent for the amount of such sums and amounts so expended.

          Section 4. Special Provisions Re: Receivables.

          (a) As of the time any Receivable becomes subject to the security interest provided for hereby and at all times thereafter, the Company shall be deemed to have warranted as to each and all of such Receivables that all warranties of the Company set forth in this Agreement are true and correct with respect to each such Receivable; that each Receivable and all papers and documents relating thereto are genuine and in all respects what they purport to be; that each Receivable is valid and subsisting and, if such Receivable is an account, arises out of a bona fide sale of goods sold and delivered by the Company to, or in the process of being delivered to, or out of and for services theretofore actually rendered by the Company to, the account debtor named therein; that no such Receivable is evidenced by any instrument or chattel paper unless such instrument or chattel paper has theretofore been endorsed by the Company and delivered to the Agent (except to the extent the Agent specifically requests the Company not to do so with respect to any such instrument or chattel paper); that no surety bond was required or given in connection with such Receivable or the contracts or purchase orders out of which the same arose; and that if said Receivable is scheduled, listed or referred to on any certificate evidencing the Borrowing Base or is otherwise a Receivable which the Company wants the Lenders to consider as an Eligible Account, that said Receivable qualifies as an Eligible Account. Without limiting the foregoing, if any Receivable which the Company desires to qualify as an Eligible Account arises out of a contract with the United States of America or any of its departments, agencies or instrumentalities, the Company agrees to notify the Agent and execute whatever instruments and documents are required by the Agent in order that such Receivable shall be assigned to the Agent and that proper notice of such assignment shall be given under the federal Assignment of Claims Act (or any successor statute).

          (b) Unless and until an Event of Default hereunder occurs, any merchandise or other goods which are returned by a customer or account debtor or otherwise recovered may be resold by the Company in the ordinary course of its business as presently conducted in accordance with Section 6(b) hereof; upon the occurrence and during the continuation of any Event of Default hereunder, such merchandise and other goods shall be set aside at the request of the Agent and held by the Company as trustee for the Agent and the Lenders and shall remain part of the Collateral. Unless and until an Event of Default hereunder occurs, the Company may settle and adjust disputes and claims with its customers and account debtors, handle returns and recoveries and grant discounts, credits and allowances in the ordinary course of its business as presently conducted for amounts and on terms which the Company in good faith considers advisable. Upon the occurrence and during the continuation of any Event of Default hereunder, unless the Agent requests otherwise, the Company shall notify the Agent promptly of all returns and recoveries and, on the Agent's request, deliver any such merchandise or other goods to the Agent. Upon the occurrence and during the continuation of any Event of Default hereunder, unless the Agent requests otherwise, the Company shall also notify the Agent promptly of all disputes and claims and settle or adjust them at no expense to the Agent or the Lenders hereunder, but no discount, credit or allowance other than on normal trade terms in the ordinary course of business as presently conducted shall be granted to any customer or account debtor and no returns of merchandise or other goods shall be accepted by the Company without the Agent's consent. The Agent may, at all times upon the occurrence and during the continuation of any Event of Default hereunder, settle or adjust disputes and claims directly with customers or account debtors for amounts and upon terms which the Agent considers advisable.

          Section 5. Collection of Receivables.

          (a) Except as otherwise provided in this Agreement, the Company shall make collection of all Receivables and may use the same to carry on its business in accordance with sound business practice and otherwise subject to the terms hereof.

          (b) Whether or not any Default or Event of Default has occurred hereunder and whether or not the Agent has exercised any or all of its rights under other provisions of this Section 5, in the event the Agent requests the Company to do so:

               (i) all instruments and chattel paper at any time constituting part of the Receivables (including any postdated checks) shall, upon receipt by the Company, be immediately endorsed to and deposited with Agent; and/or

               (ii) the Company shall instruct all customers and account debtors to remit all payments in respect of Receivables to a lockbox or lockboxes under the sole custody and control of Agent and which are maintained at post offices selected by the Agent.

          (c) Upon the occurrence and during the continuation of any Default or Event of Default hereunder, whether or not the Agent has exercised any or all of its rights under other provisions of this Section 5, the Agent or its designee may notify the Company's customers and account debtors at any time that Receivables have been assigned to the Agent or of the Agent's security interest therein, and either in its own name, or the Company's name, or both, demand, collect (including, without limitation, through a lockbox analogous to that described in Section 5(b)(ii) hereof), receive, receipt for, sue for, compound and give acquittance for any or all amounts due or to become due on Receivables, and in the Agent's discretion file any claim or take any other action or proceeding which the Agent may deem reasonably necessary or appropriate to protect and realize upon the security interest of the Agent in the Receivables.

          (d) Any proceeds of Receivables or other Collateral transmitted to or otherwise received by the Agent pursuant to any of the provisions of Sections 5(b) or 5(c) hereof may be handled and administered by the Agent in and through a remittance account or accounts maintained at the Agent or by the Agent at a commercial bank or banks selected by the Agent (each a "Depositary Bank"), and the Company acknowledges that the maintenance of such remittance accounts by the Agent is solely for the Agent's convenience and that the Company does not have any right, title or interest in such remittance accounts or any amounts at any time standing to the credit thereof. The Agent may apply all or any part of any proceeds of Receivables or other Collateral received by it from any source to the payment of the Obligations (whether or not then due and payable), such applications to be made in such amounts, in such manner and order and at such intervals as the Agent may from time to time in its discretion determine, but not less often than once each week. The Agent need not apply or give credit for any item included in proceeds of Receivables or other Collateral until the relevant Depositary Bank has received final payment therefor at its office in cash or final solvent credits current at the site of deposit acceptable to the Agent and the relevant Depositary Bank as such. However, if the Agent does permit credit to be given for any item prior to a Depositary Bank receiving final payment therefor and such Depositary Bank fails to receive such final payment or an item is charged back to the Agent or any Depositary Bank for any reason, the Agent may at its election in either instance charge the amount of such item back against any such remittance accounts or any depository account of the Company maintained with the Agent, together with interest thereon at the Default Rate. Concurrently with each transmission of any proceeds of Receivables or other Collateral to any remittance account, the Company shall furnish the Agent with a report in such form as Agent shall reasonably require identifying the particular Receivable or such other Collateral from which the same arises or relates. Unless and until a Default or an Event of Default shall have occurred and be continuing hereunder, the Agent will cause proceeds of Collateral which the Agent has not applied to the Obligations as provided above to be released from the remittance accounts from time to time or otherwise make such proceeds available to the Company at its request, but not less often than once per week. The Company hereby indemnifies the Agent and the Lenders from and against all liabilities, damages, losses, actions, claims, judgments, costs, expenses, charges and attorneys' fees suffered or incurred by the Agent or any Lender because of the maintenance of the foregoing arrangements; provided, however, that the Company shall not be required to indemnify the Agent or any Lender for any of the foregoing to the extent they arise solely from the gross negligence or willful misconduct of the person seeking to be indemnified. The Agent and the Lenders shall have no liability or responsibility to the Company for the Agent or any other Depositary Bank accepting any check, draft or other order for payment of money bearing the legend "payment in full" or words of similar import or any other restrictive legend or endorsement whatsoever or be responsible for determining the correctness of any remittance.

          Section 6. Special Provisions Re: Inventory and Equipment.

          (a) The Company will at its own cost and expense maintain, keep and preserve the Inventory in good and merchantable condition and keep and preserve the Equipment in good repair, working order and condition, ordinary wear and tear excepted, and, without limiting the foregoing, make all necessary and proper repairs, replacements and additions to the Equipment so that the efficiency thereof shall be fully preserved and maintained.

          (b) The Company may, until an Event of Default has occurred and is continuing and thereafter until otherwise notified by the Agent, use, consume and sell the Inventory in the ordinary course of its business, but a sale in the ordinary course of business shall not under any circumstance include any transfer or sale in satisfaction, partial or complete, of a debt owing by the Company.

          (c) The Company may, until an Event of Default has occurred and is continuing and thereafter until otherwise notified by the Agent, sell (i) obsolete, worn out or unusable Equipment which is concurrently replaced with similar Equipment at least equal in quality and condition to that sold and owned by the Company free of any lien, charge or encumbrance other than the security interest granted hereby and (ii) Equipment which this Agreement would not require the Company to repair or replace if the same were lost, damaged or destroyed pursuant to Section 3(g) hereof.

          (d) As of the time any Inventory or Equipment becomes subject to the security interest provided for hereby and at all times thereafter, the Company shall be deemed to have warranted as to any and all of such Inventory and Equipment that all warranties of the Company set forth in this Agreement are true and correct with respect to such Inventory and Equipment; that all of such Inventory and Equipment is located at a location set forth pursuant to Section 3(b) hereof. The Company warrants and agrees that no Inventory is or will be consigned to any other person or entity without the Agent's prior written consent.

          (e) Upon the Agent's request, the Company shall at its own cost and expense cause the lien of the Agent in and to any portion of the Collateral subject to a certificate of title law to be duly noted on such certificate of title or to be otherwise filed in such manner as is prescribed by law in order to perfect such lien and will cause all such certificates of title and evidences of lien to be deposited with the Agent.

          (f) Except for Equipment from time to time located on the real estate described on Schedule B attached hereto and as otherwise disclosed to the Lenders in writing, none of the Equipment is or will be attached to real estate in such a manner that the same may become a fixture.

          (g) If any of the Inventory is at any time evidenced by a document of title, such document shall be promptly delivered by the Company to the Agent.

          Section 7. Special Provisions Re: Investment Property.

          (a) Unless and until an Event of Default has occurred and is continuing and thereafter until notified to the contrary by the Agent pursuant to Section 9(d) hereof:

               (i) The Company shall be entitled to exercise all voting and/or consensual powers pertaining to the Investment Property or any part thereof, for all purposes not inconsistent with the terms of this Agreement or any other document evidencing or otherwise relating to any Obligations; and

               (ii) The Company shall be entitled to receive and retain all cash dividends paid upon or in respect of the Investment Property.

          (b) At the Agent's request, certificates for all securities now or at any time constituting Investment Property shall be promptly delivered by the Company to the Agent duly endorsed in blank for transfer or accompanied by an appropriate assignment or assignments or an appropriate undated stock power or powers, in every case sufficient to transfer title thereto, including, without limitation, all stock received in respect of a stock dividend or resulting from a split-up, revision, or reclassification of the Investment Property or any part thereof or received in addition to, in substitution of, or in exchange for the Investment Property or any part thereof as a result of a merger, consolidation, or otherwise. With respect to any Investment Property held by a securities intermediary, commodity intermediary, or other financial intermediary of any kind, at the Agent's request, the Company shall execute and deliver, and shall cause any such intermediary to execute and deliver, an agreement among the Company, the Agent, and such intermediary in form and substance reasonably satisfactory to the Agent which provides, among other things, for the intermediary's agreement that it shall comply with entitlement orders, and apply any value distributed on account of any Investment Property maintained in an account with such intermediary, as directed by the Agent without further consent by the Company. The Agent may at any time, after the occurrence of an Event of Default or an event or condition which with the lapse of time or the giving of notice, or both, would constitute an Event of Default, cause to be transferred into its name or the name of its nominee or nominees all or any part of the Investment Property hereunder.

          (c) Unless and until an Event of Default, or an event or condition which with the lapse of time or the giving of notice, or both, would constitute an Event of Default, has occurred and is continuing, the Company may sell or otherwise dispose of any Investment Property, provided that sales or other dispositions of capital stock of any direct or indirect Subsidiary shall be in accordance with the terms of the Credit Agreement. After the occurrence and during the continuation of any Event of Default or of any event or condition which with the lapse of time or the giving of notice, or both, would constitute an Event of Default, the Company shall not sell all or any part of the Investment Property without the prior written consent of the Agent.

          (d) The Company represents that on the date of this Agreement, none of the Investment Property consists of margin stock (as such term is defined in Regulation U of the Board of Governors of the Federal Reserve System) except to the extent the Company has delivered to the Agent a duly executed and completed Form U-1 with respect to such stock. If at any time the

Investment Property or any part thereof consists of margin stock, the Company shall promptly so notify the Agent and deliver to the Agent a duly executed and completed Form U-1 and such other instruments and documents reasonably requested by the Agent in form and substance reasonably satisfactory to the Agent.

          (e) Notwithstanding anything to the contrary contained herein, in the event any Investment Property is subject to the terms of a separate security agreement in favor of the Agent, the terms of such separate security agreement shall govern and control unless otherwise agreed to in writing by the Agent.

          Section 8. Power of Attorney. In addition to any other powers of attorney contained herein, the Company hereby appoints the Agent, its nominee, or any other person whom the Agent may designate as the Company's attorney in fact, with full power upon the occurrence and during the continuation of an Event of Default hereunder to sign the Company's name on verifications of accounts, to send requests for verification of Receivables to the Company's customers and account debtors, to endorse the Company's name on any checks, notes, acceptances, money orders, drafts and any other forms of payment or security that may come into the Agent's possession, to sign the Company's name on any invoice or bill of lading relating to any Receivables, on claims to enforce collection of any Receivable, on notices to and drafts against customers and account debtors, on schedules and assignments of Receivables, on notices of assignment and on public records, to notify the post office authorities to change the address for delivery of the Company's mail to an address designated by the Agent, to receive, open and dispose of all mail addressed to the Company and to do all things necessary to carry out this Agreement. The Company hereby ratifies and approves all acts of any such attorney and agrees that neither the Agent nor any such attorney will be liable for any acts or omissions nor for any error of judgment or mistake of fact or law other than their gross negligence or willful misconduct. The foregoing power of attorney, being coupled with an interest, is irrevocable until the Obligations have been fully paid and satisfied and the commitments of the Lenders to extend credit to or for the account of the Company under the Credit Agreement have terminated. The Agent may file one or more financing statements disclosing its security interest in any or all of the Collateral without the Company's signature appearing thereon. The Company also hereby grants the Agent a power of attorney to execute any such financing statements, or amendments and supplements to financing statements, on behalf of the Company without notice thereof to the Company, which power of attorney is coupled with an interest and is irrevocable until the Obligations have been fully paid and satisfied and the commitments of the Lenders to extend credit to or for the account of the Company under the Credit Agreement have terminated.

          Section 9. Defaults and Remedies.

          (a) The occurrence of any event or the existence of any condition which is specified as an "Event of Default" under the Credit Agreement shall constitute an "Event of Default" hereunder.

          (b) Upon the occurrence and during the continuation of any Event of Default hereunder, the Agent shall have, in addition to all other rights provided herein or by law, the rights and remedies of a secured party under the Code (regardless of whether the Code is the law of the jurisdiction where the rights or remedies are asserted and regardless of whether the Code applies to the affected Collateral), and further the Agent may, without demand and without advertisement, notice, hearing or process of law, all of which the Company hereby waives, at any time or times, sell and deliver any or all Collateral held by or for it at public or private sale, for cash, upon credit or otherwise, at such prices and upon such terms as the Agent deems advisable, in its sole discretion. In addition to all other sums due the Agent or any Lender hereunder, the Company shall pay the Agent and any Lender all costs and expenses incurred by the Agent or such Lender, including attorneys' fees and court costs, in obtaining, liquidating or enforcing payment of Collateral or the Obligations or in the prosecution or defense of any action or proceeding by or against the Agent, such Lender or the Company concerning any matter arising out of or connected with this Agreement or the Collateral or the Obligations, including, without limitation, any of the foregoing arising in, arising under or related to a case under the United States Bankruptcy Code (or any successor statute). Any requirement of reasonable notice shall be met if such notice is personally served on or mailed, postage prepaid, to the Company in accordance with Section 13(b) hereof at least ten days before the time of sale or other event giving rise to the requirement of such notice; provided however, no notification need be given to the Company if the Company has signed, after an Event of Default hereunder has occurred, a statement renouncing any right to notification of sale or other intended disposition. The Agent shall not be obligated to make any sale or other disposition of the Collateral regardless of notice having been given. The Agent or any Lender may be the purchaser at any such sale. The Company hereby waives all of its rights of redemption from any such sale. Subject to the provisions of applicable law, the Agent may postpone or cause the postponement of the sale of all or any portion of the Collateral by announcement at the time and place of such sale, and such sale may, without further notice, be made at the time and place to which the sale was postponed or the Agent may further postpone such sale by announcement made at such time and place.

          (c) Without in any way limiting the foregoing, upon the occurrence and during the continuation of any Event of Default hereunder, the Agent shall have the right, in addition to all other rights provided herein or by law, to take physical possession of any and all of the Collateral and anything found therein, the right for that purpose to enter without legal process any premises where the Collateral may be found (provided such entry be done lawfully), and the right to maintain such possession on the Company's premises (the Company hereby agreeing to lease such premises without cost or expense to the Agent or its designee if the Agent so requests) or to remove the Collateral or any part thereof to such other places as the Agent may desire. Upon the occurrence and during the continuation of any Event of Default hereunder, the Agent shall have the right to exercise any and all rights with respect to deposit accounts of the Company maintained with the Agent or any Lender, including, without limitation, the right to collect, withdraw and receive all amounts due or to become due or payable under each such deposit account. Upon the occurrence and during the continuation of any Event of Default hereunder, the Company shall, upon the Agent's demand, assemble the Collateral and make it available to the Agent at a place designated by the Agent. If the Agent exercises its right to take possession of the Collateral, the Company shall also at its expense perform any and all other steps requested by the Agent to preserve and protect the security interest hereby granted in the Collateral, such as placing and maintaining signs indicating the security interest of the Agent, appointing overseers for the Collateral and maintaining Collateral records.

          (d) Without in any way limiting the foregoing, upon the occurrence and during the continuation of any Event of Default, all rights of the Company to exercise the voting and/or consensual powers which it is entitled to exercise pursuant to Section 7(a)(i) hereof and/or to receive and retain the distributions which it is entitled to receive and retain pursuant to Section 7(a)(ii) hereof, shall, at the option of the Agent, cease and thereupon become vested in the Agent, which, in addition to all other rights provided herein or by law, shall then be entitled solely and exclusively to exercise all voting and other consensual powers pertaining to the Investment Property and/or to receive and retain the distributions which the Company would otherwise have been authorized to retain pursuant to Section 7(a)(ii) hereof and shall then be entitled solely and exclusively to exercise any and all rights of conversion, exchange, or subscription or any other rights, privileges, or options pertaining to any Investment Property as if the Agent were the absolute owner thereof. Without limiting the foregoing, the Agent shall have the right to exchange, at its discretion, any and all of the Investment Property upon the merger, consolidation, reorganization, recapitalization, or other readjustment of the respective issuer thereof or upon the exercise by or on behalf of any such issuer or the Agent of any right, privilege, or option pertaining to any Investment Property and, in connection therewith, to deposit and deliver any and all of the Investment Property with any committee, depositary, transfer agent, registrar, or other designated agency upon such terms and conditions as the Agent may determine. In the event the Agent in good faith believes any of the Collateral constitutes restricted securities within the meaning of any applicable securities laws, any disposition thereof in compliance with such laws shall not render the disposition commercially unreasonable.

          (e) Without in any way limiting the foregoing, the Company hereby grants to the Agent and the Lenders a royalty-free irrevocable license and right to use all of the Company's patents, patent applications, patent licenses, trademarks, trademark registrations, trademark licenses, trade names, trade styles, and similar intangibles in connection with any foreclosure or other realization by the Agent or the Lenders on all or any part of the Collateral. The license and right granted the Agent and the Lenders hereby shall be without any royalty or fee or charge whatsoever.

          (f) The powers conferred upon the Agent hereunder are solely to protect its interest in the Collateral and shall not impose on it any duty to exercise such powers. The Agent shall be deemed to have exercised reasonable care in the custody and preservation of Investment Property in its possession if such Collateral is accorded treatment substantially equivalent to that which the Agent accords its own property, consisting of similar type assets, it being understood, however, that the Agent shall have no responsibility for ascertaining or taking any action with respect to calls, conversions, exchanges, maturities, tenders, or other matters relating to any such Collateral, whether or not the Agent has or is deemed to have knowledge of such matters. This Agreement constitutes an assignment of rights only and not an assignment of any duties or obligations of the Company in any way related to the Collateral, and the Agent shall have no duty or obligation to discharge any such duty or obligation. The Agent shall have no responsibility for taking any necessary steps to preserve rights against any parties with respect to any Collateral or initiating any action to protect the Collateral against the possibility of a decline in market value. Neither the Agent nor any party acting as attorney for the Agent shall be liable for any acts or omissions or for any error of judgment or mistake of fact or law other than their gross negligence or willful misconduct.

          (g) Failure by the Agent to exercise any right, remedy or option under this Agreement or any other agreement between the Company and the Agent or provided by law, or delay by the Agent in exercising the same, shall not operate as a waiver; and no waiver shall be effective unless it is in writing, signed by the party against whom such waiver is sought to be enforced and then only to the extent specifically stated. Neither the Agent or any Lender, nor any party acting as attorney for the Agent or any Lender, shall be liable hereunder for any acts or omissions or for any error of judgment or mistake of fact or law other than their gross negligence or willful misconduct. The rights and remedies of the Agent and the Lenders under this Agreement shall be cumulative and not exclusive of any other right or remedy which the Agent or the Lenders may have. For purposes of this Agreement, a Default or Event of Default shall be construed as continuing after its occurrence until the same is waived in writing by the Lenders or the Required Lenders, as the case may be, in accordance with the Credit Agreement or, in the case of a Default, the same is cured by the Company within any applicable cure period.

          Section 10. Application of Proceeds. The proceeds and avails of the Collateral at any time received by the Agent upon the occurrence and during the continuation of any Event of Default hereunder shall, when received by the Agent in cash or its equivalent, be applied by the Agent as follows:

               (a) first, to the payment of any outstanding costs and expenses incurred by the Agent in monitoring, verifying, protecting, preserving or enforcing the Liens on the Collateral, and in protecting, preserving or enforcing rights under this Agreement or any of the other Loan Documents, and in any event including all costs and expenses of a character which the Company has agreed to pay under
          Section 11.15 of the Credit Agreement (such funds to be retained by the Agent for its own account unless it has previously been reimbursed for such costs and expenses by the Lenders, in which event such amounts shall be remitted to the Lenders to reimburse them for payments theretofore made to the Agent);

               (b) second, to the payment of any outstanding interest or other fees or amounts due under this Agreement or any of the other Loan Documents other than for principal, pro rata as among the Agent and the Lenders in accord with the amount of such interest and other fees or amounts owing each;

               (c) third, to the payment of the principal of the Notes and any liabilities in respect of unpaid drawings under the Letters of Credit, pro rata as among the Lenders in accord with the then respective unpaid principal balances of the Notes and the then unpaid liabilities in respect of unpaid drawings under the Letters of Credit;

               (d) fourth, to the Agent, to be held as collateral security for any undrawn Letters of Credit, until the Agent is holding an amount of cash equal to the then outstanding amount of all Letters of Credit; and

               (e) fifth, to the Agent and the Lenders pro rata in accord with the amounts of any other Obligations (including, without limitation, Hedging Liability) owing to them and secured hereby unless and until all such Obligations have been fully paid and satisfied.

The Company shall remain liable to the Agent and the Lenders for any deficiency. Any surplus remaining after the full payment and satisfaction of the Obligations shall be returned to the Company or to whomsoever the Agent reasonably determines is lawfully entitled thereto.

          Section 11. Continuing Agreement. This Agreement shall be a continuing agreement in every respect and shall remain in full force and effect until all of the Obligations, both for principal and interest, have been fully paid and satisfied and the commitments of the Lenders to extend credit to or for the account of the Company under the Credit Agreement have terminated. Upon such termination of this Agreement, the Agent shall, upon the request and at the expense of the Company, forthwith release its security interest hereunder.

          Section 12. The Agent. In acting under or by virtue of this Agreement, the Agent shall be entitled to all the rights, authority, privileges and immunities provided in Section 10 of the Credit Agreement, all of which provisions of said Section 10 are incorporated by reference herein with the same force and effect as if set forth herein in their entirety. The Agent hereby disclaims any representation or warranty to the Lenders concerning the perfection of the security interest granted hereunder or in the value of any of the Collateral.

          Section 13.    Miscellaneous.

          (a) This Agreement cannot be changed or terminated orally. This Agreement shall create a continuing security interest in the Collateral and shall be binding upon the Company, its successors and assigns and shall inure, together with the rights and remedies of the Agent and the Lenders hereunder, to the benefit of the Agent, the Lenders, and their successors and assigns; provided, however, that the Company may not assign its rights or delegate its duties hereunder without the Agent's prior written consent. Without limiting the generality of the foregoing, and subject to the provisions of Section 11.12 of the Credit Agreement, any Lender may assign or otherwise transfer any indebtedness held by it secured by this Agreement to any other person or entity, and such other person or entity shall thereupon become vested with all the benefits in respect thereof granted to such Lender herein or otherwise, subject, however, to the provisions of the Credit Agreement. The Company hereby releases the Agent and each Lender from any liability for any act or omission relating to the Collateral or this Agreement, except for the Agent's or such Lender's gross negligence or willful misconduct.

          (b) Except as otherwise specified herein, all notices hereunder shall be in writing (including, without limitation, notice by telecopy) and shall be given to the relevant party, and shall be deemed to have been made when given to the relevant party, in accordance with Section 11.8 of the Credit Agreement.

          (c) No Lender shall have the right to institute any suit, action or proceeding in equity or at law for the foreclosure or other realization upon any Collateral subject to this Agreement or for the execution of any trust or power hereof or for the appointment of a receiver, or for the enforcement of any other remedy under or upon this Agreement; it being understood and intended that no one or more of the Lenders shall have any right in any manner whatsoever to affect, disturb or prejudice the lien and security interest of this Agreement by its or their action or to enforce any right hereunder, and that all proceedings at law or in equity shall be instituted, had and maintained by the Agent in the manner herein provided for the benefit of the Lenders.

          (d) In the event that any provision hereof shall be deemed to be invalid or unenforceable by reason of the operation of any law or by reason of the interpretation placed thereon by any court, this Agreement shall be construed as not containing such provision, but only as to such jurisdictions where such law or interpretation is operative, and the invalidity or unenforceability of such provision shall not affect the validity of any remaining provisions hereof, and any and all other provisions hereof which are otherwise lawful and valid shall remain in full force and effect.

          (e) This Agreement shall be deemed to have been made in the State of Illinois and shall be governed by, and construed in accordance with, the laws of the State of Illinois. All terms which are used in this Agreement which are defined in the Code shall have the same meanings herein as said terms do in the Code unless this Agreement shall otherwise specifically provide. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning of any provision hereof.

          (f) This Agreement may be executed in any number of counterparts and by different parties hereto on separate counterpart signature pages, each constituting an original, but all together one and the same agreement.

          (g) This Agreement shall be and become effective on the Security Effective Date as defined in Section 1.20(b) of the Credit Agreement.

          IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed and delivered as of the date first above written.


                                        INFORMATION RESOURCES, INC.


                                        By
                                          Name _________________________________
                                          Title ________________________________


          Accepted and agreed to as of the date first above written.


                                        HARRIS TRUST AND SAVINGS BANK, as Agent
                                          as aforesaid for the Lenders


                                        By
                                          Name _________________________________
                                          Title ________________________________

                                   SCHEDULE A


                                    LOCATIONS

Item 1.    Debtor's chief financial office and principal place of business:

               150 North Clinton Street
               Chicago, Illinois  60606



Item 2.    Additional Places of Business and/or Permitted Collateral Locations:

           IRI CORPORATE AND BRANCH OFFICES

           OFFICE LOCATION        STREET ADDRESS                         CITY             STATE     ZIP
           Chicago                150 N. Clinton                         Chicago          IL        60661
           Chicago (12/1/2000)    550 W. Washington                      Chicago          IL        60661
           Chicago                564 W. Randolph                        Chicago          IL        60661
           Chicago                6616 N. Cumberland                     Chicago          IL        60656
           Wood Dale              341-361 Haynes Drive                   Wood Dale        IL        60191
           Atlanta                7840 Rosewell Road, Building #100,     Atlanta          GA        30350
                                  Suite
           Cincinnati             Chiquita Center - Suite #700, 250 E.   Cincinnati       OH        45202
                                  Fifth
           Fairfield              Greenbrook Corporate Center, 100       Fairfield        NJ        07004
                                  Passi
           Fort Washington        500 Office Center Drive                Fort Washington  PA        19034
           Los Angeles            200 North Sepulveda Blvd., Suite #800  El Segundo       CA        90245
           Minneapolis            7650 Edinborough Way, Suite #650       Edina            MN        55435
           Norwalk                383 Main Avenue                        Norwalk          CT        06851
           San Francisco          525 Market Street, 24th Floor          San Francisco    CA        94105
           Waltham                1601 Trapelo Road                      Waltham          MA        02451
           Winston-Salem, N.C.    150 South Stratford Road, Suite #530   Winston-Salem    NC        27103
           Toronto                4711 Yonge Street                      North York       Ontario   M2N 6K8

           B'SCAN MARKETS 1/1/2001

           OFFICE LOCATION        STREET ADDRESS                         CITY             STATE     ZIP

           #10 Cedar Rapids       819 Fifth Street, S.E.                 Cedar Rapids     IA        52401
           #3 Eau Claire          3540 Jeffers Road                      Eau Claire       WI        54703
           #7 Grand Junction      Solarus Square, 2829 North Avenue      Grand Junction   CO        81501
           #4 Midland             15 Byron Road                          Midland          TX        79703
           #1 Pittsifeld          631 North Street                       Pittsfield       MA        01201
           #1 Visalia             2043 South Court Street                Visalia          CA        93277

           B'SCAN STUDIOS 1/1/2001

           OFFICE LOCATION        STREET ADDRESS                         CITY             STATE     ZIP

           Cedar Rapids           6300 Council St., N.E., Suite #8       Cedar Rapids     IA        52402
           Eau Claire             1040 Mary Lane                         Eau Claire       WI        54703
           Midland                2528 South Midkiff Avenue              Midland          TX        79701
           Pittsfield             4 Fredrico Drive, Suite #C             Pittsfield       MA        01201

                                   SCHEDULE B


                         REAL ESTATE LEGAL DESCRIPTIONS





                                    --NONE--